EXHIIT 99

FOR IMMEDIATE RELEASE

For information contact:

Liz Kohlmyer
Director of Communications
(407) 540-2221

NYSE: TSY

TRUSTREET PROPERTIES, INC. ANNOUNCES FIRST QUARTER RESULTS

ORLANDO, FL - May 9, 2006 - Trustreet Properties, Inc. (NYSE: TSY) announces operating results for the quarter ended March 31, 2006. Trustreet is the largest real estate investment trust focused primarily on the restaurant industry.

Highlights

•
In the first quarter of 2006, the Company reported funds from operations (“FFO”) available to common shareholders, after adding back the principal amortization on capital leases, of $19.5 million, or $0.29 cents per share.

•	For the quarter ended March 31, 2006, adjusted funds from operations (“AFFO”) was $20.0 million.

•	Net income allocable to common shareholders was $10.8 million, or $0.16 cents per share (based on 67.3 million weighted average outstanding shares).
•	The Company acquired 61 properties in the first quarter representing a total investment of $74.3 million.

•	In the first quarter, the taxable REIT subsidiary (“TRS”) sold 29 properties generating $40.7 million in sales proceeds producing a pre-tax gain of $4.5 million.

•	The Company sold $11.0 million in properties from its core REIT portfolio in the first quarter generating $3.1 million in gains.

•	The Company declared monthly common dividends per share of $0.11 cents throughout the first quarter.

First Quarter Results and Portfolio Highlights

Trustreet was formed from the February 25, 2005 merger of CNL Restaurant Properties, Inc., U.S. Restaurant Properties, Inc. and eighteen CNL Income Fund partnerships. Trustreet focuses almost exclusively on serving major restaurant chains by purchasing locations and leasing the land and building to the operators under long-term leases. The financial results contained in this press release include the historical financial results of only CNL Restaurant Properties from January 1, 2005 through February 24, 2005 and the financial results of all the merged entities effective February 25, 2005.

For the quarter ended March 31, 2006, the Company reported funds from operations of $17.9 million, or $0.27 cents per share computed in accordance with the definition of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO generated by the core REIT portfolio represented approximately 96 percent of gross FFO before allocation of the preferred dividend. NAREIT FFO does not include cash received from tenants that is treated as the principal component of a capital lease. Unlike many REITs that are in the Company’s peer group, the Company has a meaningful number of capital leases. FFO and the principal component of capital leases total $19.5 million, or $0.29 cents for the quarter.

For the quarter ended March 31, 2006, adjusted funds from operations (“AFFO”) was $20.0 million. The Company believes that AFFO is useful as a measure of its cash available for distribution. Given the variation in the definition of AFFO in the REIT industry, investors should take these differences into account when comparing AFFO against other REITs.  Typically, this metric will exceed the Company’s FFO because of the level of deferred financing cost amortization, capital lease amortization, non-real estate depreciation, non-cash real estate impairment charges and loan provisions.

The Company acquired 61 properties for $74.3 million during the first quarter. The Company designated 20 of the first quarter acquisitions as long-term investments resulting in improved tenant and geographic diversity and a stronger outlook for net income from continuing operations within the core REIT portfolio. The remaining 41 properties were designated as held-for-sale inventory to be sold through Trustreet’s investment property sales platform. In addition to the $6.2 million in transactions closed through the end of April 2006, the Company currently has signed commitments to acquire a further $100 million, the majority of which is expected to close over the next six months.

In the first quarter, the Company sold 29 properties generating $40.7 million in sales proceeds under its investment property sales platform producing a pre-tax gain of $4.5 million. These results are required to be recorded as discontinued operations under GAAP.

As of March 31, 2006, the Company owned 2,009 properties held in the core REIT portfolio of which 97.7% percent were leased based on carrying value. The weighted average remaining lease term of the Company’s real estate investment portfolio was approximately 10.6 years, with more than 80 percent of the Company’s lease expirations occurring after 2011.

The Company’s portfolio is broadly diversified with more than 175 concepts and more than 500 tenants in 49 states. No single tenant represented more than 6.7 percent of contractual rents. Of the 73 vacant properties with a carrying value of approximately $45.0 million, 14 are either under contract for sale or have a lease or sales contract out for signature, and another six are currently being redeveloped after having been pre-leased.

“Certainly, the current market for financing restaurant real estate is extremely competitive.  Our long-standing relationships in this sector and our ability to structure financing solutions for restaurant operators will enable us to continue to maintain a stream of high-quality assets for both our core REIT portfolio and our Investment Property Sales platform.  This effort coupled with a vigilant focus on the expense line will ultimately drive returns for our shareholder base in this most challenging business environment,” states Curtis B. McWilliams, President and Chief Executive Officer of Trustreet Properties, Inc.

About Trustreet

Trustreet Properties, Inc. (pronounced “trust - street”) is the largest self-advised restaurant real estate investment trust (REIT) in the United States. Trustreet, traded on the NYSE under the ticker symbol TSY, provides a complete range of financial, real estate and advisory services to operators of national and regional restaurant chains. For more information, visit www.trustreet.com.

Conference Call

Management will hold a conference call on Tuesday, May 9, 2006 at 10:00 a.m. EDT to review the Company’s quarterly results. The call can be accessed on the Company’s website at www.trustreet.com and by direct dial-in at 866-847-7863. Reference conference identification number 891303. For those unable to listen to the live broadcast, a replay will also be available on the Company’s web site for 30 days.

###

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the Company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

‘‘Funds From Operations’’ (FFO) is a measure of performance that Trustreet computes in accordance with the ‘‘White Paper’’ definition of FFO adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (‘‘NAREIT’’). According to this definition, and as used herein by Trustreet, FFO means net income (loss) allocable to common stockholders (computed in accordance with GAAP), plus real estate related depreciation and amortization excluding gains (or losses) from sales of property held for investment and excluding adjustments allocable to minority interests or joint ventures. NAREIT created FFO as a supplemental performance measure to exclude historical cost depreciation, among other items, from GAAP net income (loss) allocable to common stockholders. Trustreet uses FFO as a supplemental measure to conduct and evaluate its business because there are certain limitations associated with using GAAP net income by itself as the primary measure of operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, Trustreet believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, Trustreet believes that the use of FFO has made comparisons of those results more meaningful and has enabled the evaluation of its operating performance compared to other REITs that use the NAREIT definition in order to make more informed business decisions based on industry trends or conditions. FFO should not be considered as an alternative to net income (loss) allocable to common stockholders as the primary indicator of Trustreet’s operating performance or as an alternative to cash flow as a measure of liquidity. While Trustreet adheres to the NAREIT definition of FFO in making its calculations, this method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly, may be different from similarly titled measures reported by other companies.

The Company believes that Adjusted Funds from Operations is helpful to investors as a measure of its ability to pay dividends. While the measure is used commonly in the REIT industry, definitions of AFFO vary and investors should take definitional differences into account when comparing AFFO reported by other REITs. The Company calculates AFFO by subtracting from or adding to FFO (i) amortization of the principal portion of capital leases, (ii) straight-lining of rents, (iii) non-real estate depreciation and amortization, (iv) amortization of deferred loan costs and (v) non-cash real estate impairment charges or loan reserves.

TRUSTREET PROPERTIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands except for per share data)

	Quarter ended
	March 31,
	2006	2005
Revenues:

Rental income from operating leases	$47,416	$22,748
Earned income from capital leases	3,089	2,683
Interest income from mortgage, equipment and other notes receivables	1,983	6,281
Investment and interest income	271	546
Other income	3,508	1,056
	56,267	33,314
Expenses:
General operating and administrative	7,810	10,961
Interest expense	25,004	16,891
Property expenses, state and other taxes	3,483	1,151
Depreciation and amortization	10,500	5,043
Impairment provisions on assets	732	—
	47,529	34,046
Income/(loss) from continuing operations before minority interest and equity in earnings of unconsolidated joint ventures	8,738	(732)

Minority interest	(232)	(815)

Equity in earnings of unconsolidated joint ventures	36	30

Income/(loss) from continuing operations	8,542	(1,517)

Income from discontinued operations, after income taxes	8,755	4,966

Gain on sale of assets	659	—

Net income	17,956	3,449
Dividends to preferred stockholders	(7,176)	(2,923)
Net income allocable to common stockholders	$10,780	$526

Basic and diluted net income per share:
Income/(loss) from continuing operations allocable to common stockholders	$0.03	$(0.10)
Income from discontinued operations	0.13	0.11

Basic and diluted net income per share	$0.16	$0.01

Weighted average number of shares of common stock outstanding
Basic	67,243	43,858
Diluted	67,343	43,858

TRUSTREET PROPERTIES, INC.
DISCONTINUED OPERATIONS BY SEGMENT
UNAUDITED

	Quarter ended March 31, (in millions)
	2006		2005
	Real Estate Segment	Specialty Finance Segment	Real Estate Segment	Specialty Finance Segment

Sale of real estate	$14.1	$40.7	$—	$57.0
Cost of real estate sold	11.0	36.2	—	47.2
Gain on sale of real estate	3.1	4.5	—	9.8
Net other income	0.1	1.7	0.4	1.4
Earnings from discontinued operations before tax	3.2	6.2	0.4	11.2
Income tax provision	—	0.6	—	6.6

Income from discontinued operations, after income taxes	$3.2	$5.6	$0.4	$4.6

TRUSTREET PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands)

	March 31, 2006	December 31, 2005
ASSETS

Real estate investment properties	$1,738,317	$1,728,783
Net investment in capital leases	148,058	149,627
Real estate held for sale	247,739	238,686
Mortgage, equipment and other notes receivable, net of allowance of $3,423 and $5,706, respectively	84,748	88,239
Cash and cash equivalents	18,415	20,459
Restricted cash	25,219	32,465
Receivables, less allowance for doubtful accounts of $2,286 and $2,394, respectively	9,555	7,665
Accrued rental income	39,011	35,122
Intangible lease costs, net of accumulated amortization of $12,442 and $9,628, respectively	77,133	77,499
Goodwill	235,895	235,895
Other assets	70,862	69,456
Total assets	$2,694,952	$2,683,896

LIABILITIES AND STOCKHOLDERS’ EQUITY

Revolver	$78,000	$55,000
Notes payable	576,934	579,002
Mortgage warehouse facilities	139,600	122,722
Bonds payable	723,145	742,201
Below market lease liability, net of accumulated amortization of $4,996 and $3,772, respectively	30,886	32,065
Due to related parties	798	232
Other payables	57,377	56,097
Minority interests	3,769	4,077
Stockholders’ equity	1,084,443	1,092,500
Total liabilities and stockholders’ equity	$2,694,952	$2,683,896

                                                 TRUSTREET PROPERTIES, INC.
RECONCILIATION OF NAREIT FFO AND AFFO
(UNAUDITED)
(In thousands)

Quarter Ended March 31, 2006
Funds From Operations (NAREIT defined):

Net income	$17,956
Less: Dividends on preferred stock	(7,176)
Net income allocable to common stockholders	10,780
FFO adjustments: Real estate depreciation and amortization	10,054
Gain/(loss) on sale of real estate	(2,943)
NAREIT FFO	$17,891
NAREIT FFO per share	$0.27

Principal component of capital leases	$1,580
FFO and the principal component of capital leases	$19,471
FFO and the principal component of capital leases per share	$0.29
Straight-line rent	$(3,265)
Non-real estate depreciation and amortization Deferred loan cost amortization Asset impairment/provisions	607 2,371 786
ADJUSTED FFO	$19,970

TRUSTREET PROPERTIES, INC.
LEASE EXPIRATIONS

Lease Expirations
(based on annual base rent as of March 31, 2006)

	# of Properties	% of Total		# of Properties	% of Total
2006	40	1.5%	2012	85	4.6%
2007	60	2.5%	2013	78	4.3%
2008	79	2.6%	2014	147	8.4%
2009	93	3.7%	2015	93	5.6%
2010	101	4.6%	2016	200	9.7%
2011	77	3.7%	Thereafter (or Vacant)	956	48.8%

TRUSTREET PROPERTIES, INC.
DIVERSIFICATION

Top 20 Tenants
(based on annual base rent as of March 31, 2006)

	Tenant	% of Rent		Tenant	% of Rent
1	Jack in the Box, Inc.	6.7%	11	Vicorp Restaurants, Inc.	1.5%
2	Golden Corral Corporation	6.0%	12	Fourjay, LLC	1.4%
3	IHOP Properties, Inc.	4.0%	13	Flagstar Enterprises, Inc.	1.3%
4	Captain D's, LLC	3.7%	14	Shoney’s, Inc.	1.3%
5	Sybra Inc.	3.4%	15	Denny’s, Inc.	1.2%
6	S&A Properties Corp.	3.1%	16	Davco Restaurants, Inc.	1.2%
7	Texas Taco Cabana, LP	2.1%	17	Boston Market Corp.	1.1%
8	Carrols Corporation	2.0%	18	Texas Roadhouse Holdings, LLC	1.0%
9	El Chico Restaurants, Inc.	1.9%	19	Spaghetti Warehouse Restaurants, Inc.	1.0%
10	The Restaurant Company	1.8%	20	Checkers Drive-In Restaurants, Inc.	1.0%

TRUSTREET PROPERTIES, INC.
DIVERSIFICATION (cont.)

Top 20 Concepts
(based on annual base rent as of March 31, 2006)

	Concept	% of Rent		Concept	% of Rent
1	Wendy’s*	8.1%	11	Perkins	2.5%
2	Burger King	7.2%	12	Hardees	2.4%
3	Golden Corral	7.0%	13	Applebee’s	2.4%
4	Jack in the Box	6.7%	14	Taco Cabana	2.2%
5	Arby’s	6.2%	15	El Chico	2.0%
6	International House of Pancakes	4.2%	16	Shoney’s	1.7%
7	Captain D’s	3.9%	17	Ruby Tuesday	1.6%
8	Bennigan’s	3.0%	18	T.G.I. Friday’s	1.5%
9	Denny’s	2.6%	19	Bakers Square	1.5%
10	Pizza Hut	2.5%	20	Steak & Ale	1.4%

* Includes contingent rent for units with leases where rent is based solely on actual store sales generally without a minimum threshold.

Top 10 States
(based on annual base rent as of March 31, 2006)

	State	% of Rent		State	% of Rent
1	Texas	19.6%	6	California	3.7%
2	Florida	10.9%	7	North Carolina	3.7%
3	Georgia	5.9%	8	Ohio	3.5%
4	Tennessee	3.8%	9	Missouri	2.8%
5	Illinois	3.8%	10	South Carolina	2.5%

Other Portfolio Statistics

	3/31/06	12/31/05	9/30/05
Rent to Sales
Quick Service	8.5%	8.2%	8.5%
Casual Dining	7.7%	7.8%	7.5%

Fixed Charge Coverage	1.69x	1.66x	1.62x

Notes:

1. The Company looks for rent-to-sales ratios to be under 10% for quick service restaurants and under 14% for casual dining restaurants. Of the portfolio’s 872 quick service restaurants reporting sales, the aggregate rent as a percentage of aggregate sales was 8.5%. Of the portfolio’s 427 casual and family dining restaurants reporting sales, the aggregate rent as a percentage of aggregate sales was 7.7%.

2. The Company’s initial underwriting criteria requires that tenants have a fixed charge coverage ratio (“FCCR”) of at least 1.25x, generally based on historical financial information adjusted to include the proposed sale/leaseback financing. Approximately 78% of the units (as measured by rent) that report have a tenant-level FCCR of at least 1.25x, with a weighted average tenant-level FCCR of 1.88x. The weighted average tenant-level FCCR for all reporting units is 1.69x. In those cases where the tenant-level FCCR is below 1.25x, we may find store-level FCCRs that exceed 1.25x. A strong store level FCCR often mitigates any negative impact of a weaker tenant-level FCCR.